Exhibit 99.1

GM FINANCIAL REPORTS JUNE QUARTER 2017
OPERATING RESULTS

•	June quarter income from continuing operations of $270 million

•	Retail loan and lease originations of $12.0 billion for the June quarter

•	End of period earning assets of $80.5 billion

•	Available liquidity of $17.0 billion at quarter-end

FORT WORTH, TEXAS July 25, 2017 – GENERAL MOTORS FINANCIAL COMPANY, INC.
(“GM Financial” or the “Company”) announced income from continuing operations of $270 million for the quarter ended June 30, 2017, compared to $143 million for the quarter ended June 30, 2016. Income from continuing operations for the six months ended June 30, 2017 was $449 million, compared to $281 million for the six months ended June 30, 2016.

Retail loan originations were $5.3 billion for the quarter ended June 30, 2017, compared to $5.6 billion for the quarter ended March 31, 2017, and $3.2 billion for the quarter ended June 30, 2016. Retail loan originations for the six months ended June 30, 2017 were $10.9 billion, compared to $6.4 billion for the six months ended June 30, 2016. The outstanding balance of retail finance receivables was $31.1 billion at June 30, 2017.

Operating lease originations were $6.7 billion for the quarter ended June 30, 2017, compared to $6.3 billion for the quarter ended March 31, 2017, and $6.5 billion for the quarter ended June 30, 2016. Operating lease originations for the six months ended June 30, 2017 were $13.0 billion, compared to $13.2 billion for the six months ended June 30, 2016. Leased vehicles, net was $39.7 billion at June 30, 2017.

The outstanding balance of commercial finance receivables was $9.7 billion at June 30, 2017, compared to $8.5 billion at March 31, 2017 and $6.0 billion at June 30, 2016.

Retail finance receivables 31-60 days delinquent were 3.4% of the portfolio at June 30, 2017 and 4.3% at June 30, 2016. Accounts more than 60 days delinquent were 1.5% of the portfolio at June 30, 2017 and 1.9% at June 30, 2016.

Annualized net charge-offs were 1.7% of average retail finance receivables for the quarter ended June 30, 2017 and 2.2% for the quarter ended June 30, 2016. For the six months ended June 30, 2017, annualized retail net charge-offs were 2.0%, compared to 2.3% for the six months ended June 30, 2016.

The Company had total available liquidity of $17.0 billion at June 30, 2017, consisting of $5.2 billion of cash and cash equivalents, $10.7 billion of borrowing capacity on unpledged eligible assets, $0.1 billion of borrowing capacity on committed unsecured lines of credit and $1.0 billion of borrowing capacity on a Junior Subordinated Revolving Credit Facility from GM.

Earnings resulting from the Company's equity investment in SAIC-GMAC, a joint venture that conducts auto finance operations in China, were $41 million for the three months ended June 30, 2017 compared to $37 million for the three months ended June 30, 2016. Earnings for the six months ended June 30, 2017 were $88 million, compared to $73 million for the six months ended June 30, 2016.

Operating Results

As previously announced, on March 5, 2017, our parent company entered into a Master Agreement with Peugeot S.A. to sell certain businesses and other assets in Europe, including our European subsidiaries. The assets and liabilities of our European Operations have been reclassified as held for sale and reported as discontinued operations for all periods presented.

About GM Financial

General Motors Financial Company, Inc. is the wholly-owned captive finance subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.

Forward-Looking Statements

This presentation contains several “forward-looking statements.” Forward-looking statements are those that use words such as “believe,” “expect,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” or "anticipate" and other comparable expressions. These words indicate future events and trends. Forward-looking statements are our current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. The most significant risks are detailed from time to time in our filings and reports with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended December 31, 2016. Such risks include - but are not limited to - GM’s ability to sell new vehicles that we finance in the markets we serve; the viability of GM-franchised dealers that are commercial loan customers; the availability and cost of sources of financing; our joint venture in China, which we cannot operate solely for our benefit and over which we have limited control; the level of net charge-offs, delinquencies and prepayments on the loans and leases we originate; the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements; the prices at which used cars are sold in the wholesale auction markets; vehicle return rates and the residual value performance on vehicles we lease; interest rate fluctuation and certain related derivatives exposure; foreign currency exchange rate fluctuations; our financial condition and liquidity, as well as future cash flows and earnings; changes in general economic and business conditions; competition; our ability to manage risks related to security breaches and other disruptions to our networks and systems; changes in business strategy, including expansion of product lines and credit risk appetite, acquisitions and divestitures; and risks and uncertainties associated with the consummation of the sale of GM's Opel/Vauxhall businesses, certain other assets in Europe and certain of our European subsidiaries and branches to Peugeot S.A., including satisfaction of closing conditions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those expected, estimated or projected. It is advisable not to place undue reliance on any forward-looking statements. We undertake no obligation to, and do not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue
Finance charge income	$812	$698	$1,564	$1,389
Leased vehicle income	2,107	1,383	4,038	2,562
Other income	71	57	136	118
Total revenue	2,990	2,138	5,738	4,069
Costs and expenses
Operating expenses	333	296	663	569
Leased vehicle expenses	1,549	1,062	2,978	1,951
Provision for loan losses	158	144	369	334
Interest expense	635	460	1,231	882
Total costs and expenses	2,675	1,962	5,241	3,736
Equity income	41	37	88	73
Income from continuing operations before income taxes	356	213	585	406
Income tax provision	86	70	136	125
Income from continuing operations	270	143	449	281
(Loss) income from discontinued operations, net of tax	(208)	46	(185)	72
Net income	$62	$189	$264	$353

Consolidated Balance Sheets
(Unaudited, Dollars in millions)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$5,201	$2,815
Finance receivables, net	39,882	33,475
Leased vehicles, net	39,725	34,342
Goodwill	1,198	1,196
Equity in net assets of non-consolidated affiliates	1,056	944
Related party receivables	383	347
Other assets	4,377	3,695
Assets held for sale	11,689	10,951
Total assets	$103,511	$87,765
LIABILITIES AND SHAREHOLDER'S EQUITY
Liabilities
Secured debt	$38,828	$35,087
Unsecured debt	39,651	29,476
Deferred income	2,830	2,355
Related party payables	273	320
Other liabilities	2,301	2,141
Liabilities held for sale	10,472	9,693
Total liabilities	94,355	79,072
Shareholder's equity	9,156	8,693
Total liabilities and shareholder's equity	$103,511	$87,765

Operational and Financial Data
(Unaudited, Dollars in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Originations	2017	2016	2017	2016
Retail finance receivables originations	$5,253	$3,237	$10,860	$6,421
GM lease originations	$6,751	$6,471	$13,024	$13,198
GM new vehicle loans and leases as a percentage of total loan and lease originations	88.8%	88.0%	88.3%	88.8%

	Three Months Ended June 30,		Six Months Ended June 30,
Average Earning Assets	2017	2016	2017	2016
Average retail finance receivables	$30,432	$23,618	$28,960	$23,234
Average commercial finance receivables	9,074	5,768	8,520	5,521
Average finance receivables	39,506	29,386	37,480	28,755
Average leased vehicles, net	38,368	26,336	37,055	24,243
Average earning assets	$77,874	$55,722	$74,535	$52,998

Ending Earning Assets	June 30, 2017	June 30, 2016
Retail finance receivables, net of fees	$31,100	$24,102
Commercial finance receivables, net of fees	9,675	5,985
Leased vehicles, net	39,725	28,310
Ending earning assets	$80,500	$58,397

Total Finance Receivables	June 30, 2017	December 31, 2016
Retail
Retail finance receivables, net of fees(a)	$31,100	$26,400
Less: allowance for loan losses	(844)	(765)
Total retail finance receivables, net	30,256	25,635
Commercial
Commercial finance receivables, net of fees	9,675	7,880
Less: allowance for loan losses	(49)	(40)
Total commercial finance receivables, net	9,626	7,840
Total finance receivables, net	$39,882	$33,475

(a) Net of unearned income, unamortized premiums and discounts, and deferred fees and costs of $259 million and $178 million at
June 30, 2017 and December 31, 2016.

Allowance for Loan Losses	June 30, 2017	December 31, 2016
Allowance for loan losses as a percentage of retail finance receivables, net of fees	2.7%	2.9%
Allowance for loan losses as a percentage of commercial finance receivables, net of fees	0.5%	0.5%

Delinquencies	June 30, 2017	June 30, 2016
Loan delinquency as a percentage of ending retail finance receivables:
31 - 60 days	3.4%	4.3%
Greater than 60 days	1.5	1.9
Total	4.9%	6.2%

	Three Months Ended June 30,		Six Months Ended June 30,
Charge-offs and Recoveries	2017	2016	2017	2016
Charge-offs	$272	$258	$570	$542
Less: recoveries	(142)	(130)	(285)	(275)
Net charge-offs	$130	$128	$285	$267
Net charge-offs as an annualized percentage of average retail finance receivables	1.7%	2.2%	2.0%	2.3%
Recovery rate as a percentage of gross repossession charge-offs in North America	53.9%	54.8%	52.7%	54.4%

	Three Months Ended June 30,		Six Months Ended June 30,
Operating Expenses	2017	2016	2017	2016
Operating expenses as an annualized percentage of average earning assets	1.7%	2.1%	1.8%	2.2%

Investor Relations contact:
Stephen Jones
Vice President, Investor Relations
(817) 302-7119
Investors@gmfinancial.com